UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2025, Bowman Consulting Group Ltd. (“Bowman” or the “Company) and certain of its subsidiaries as guarantors entered a First Amendment (the “First Amendment”) to its credit agreement dated May 2, 2024 with lenders, Bank of America N.A, as Administrative Agent, the Swingline Lender and L/C Issuer, and TD Bank, N.A. as syndication agent (the “Credit Agreement”). The First Amendment increases the revolving commitment under the Credit Agreement to $140.0 million from $100 million. All other covenants and terms of the Credit Agreement remain the same.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the First Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	First Amendment, dated as of March 12, 2025, by and among Bowman Consulting Group Ltd., the Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: March 17, 2025	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer